================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                MGM GRAND, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                PRELIMINARY COPY

                                MGM GRAND, INC.
             3799 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NEVADA  89109

                            -----------------------

                     NOTICE OF ANNUAL MEETING TO BE HELD ON
                                  MAY 6, 1997

                            -----------------------

To the Stockholders:

          The Annual Meeting of Stockholders of MGM Grand, Inc., a Delaware corporation (the "Company"), will be held at MGM Grand Hotel, 3799 Las Vegas Blvd. South, Las Vegas, Nevada, on May 6, 1997, at 10:00 a.m., for the following purposes:

          1.  To elect a Board of Directors.
          2. To consider and act upon an amendment to the Company's Certificate of Incorporation.
          3. To approve the proposed Annual Performance Based Incentive Plan for Executive Officers.
          4. To consider and act upon an amendment to the Company's Nonqualified Stock Option Plan.
          5. To consider and act upon the ratification of the selection of independent auditors.
          6. To transact such other business as may properly come before the meeting or any adjournments thereof.

          Stockholders of record at the close of business on March 13, 1997 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3799 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of 10 days prior to the meeting date.

                      By Order of the Board of Directors,

Alex Yemenidjian                                     J. Terrence Lanni
President, Chief Operating Officer                   Chairman
and Chief Financial Officer                          and Chief Executive Officer

March 28, 1997
                 PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
        USE THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE FOR MAILING
                             IN THE UNITED STATES.


- - - - - - - - - - - - - - - - - - - - - - -
               MGM GRAND, INC.
     STOCKHOLDER MEETING ADMISSION TICKET
     ====================================

TIME:     10:00 A.M.
DATE:     May 6, 1997
LOCATION: MGM GRAND HOTEL & CASINO                NOTE: PLEASE CLIP AND BRING
          Grand Theatre                           THE STOCKHOLDER MEETING
          3799 Las Vegas Blvd. South              ADMISSION TICKET. NO ADMISSION
          Las Vegas, Nevada  89109                WILL BE ALLOWED WITHOUT
                                                  THIS TICKET.

STOCKHOLDER NAME _____________________________
  WITH SPOUSE [_]        WITHOUT SPOUSE [_]

STOCKHOLDER ADDRESS:__________________________

                    __________________________
(PLEASE PRINT)
- - - - - - - - - - - - - - - - - - - - - - -

                                                                PRELIMINARY COPY

                                MGM GRAND, INC.
                          3799 LAS VEGAS BLVD. SOUTH
                           LAS VEGAS, NEVADA  89109

                            ----------------------

                                PROXY STATEMENT
                                MARCH 28, 1997

                            ----------------------

          The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposals 2, 3, 4 and 5 as described herein.

          Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about March 28, 1997. The authorized capital stock of the Company presently consists of 75,000,000 shares of Common Stock, $.01 par value per share. At the close of business on March 13, 1997, the record date for determining stockholders entitled to vote at the meeting, _______ shares of Common Stock were outstanding and entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the meeting.

          The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of Proposal 2. For each other item to be acted upon at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against the matter.

          In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., an amendment to the Certificate of Incorporation) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. Therefore, broker non-votes will have the same effect as a vote cast against Proposal 2 but will not be counted in determining the number of shares necessary for approval for other proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

          Shown below is certain information as of March 13, 1997 with respect to beneficial ownership (as that term is defined in the federal securities laws) of shares of Common Stock by the only person or entity known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

                                      AMOUNT                NATURE OF            PERCENT
    BENEFICIAL OWNER            BENEFICIALLY OWNED     BENEFICIAL OWNERSHIP      OF CLASS
---------------------------     ------------------     --------------------      --------
Kirk Kerkorian                     35,621,265(1)         Sole voting and          61.6%
4835 Koval Lane                                          investment power
Las Vegas, Nevada  89109

All directors and executive        36,237,387(1)(2)      Sole voting and          62.2 %
 officers as a group (14                                 investment power
 persons)

--------------
(1) Of these shares, 31,726,859 are held by Tracinda Corporation ("Tracinda"), a Nevada corporation wholly owned by Mr. Kerkorian.
(2) Included in this amount are 469,000 shares of Common Stock subject to options exercisable on or prior to May 12, 1997 and 907 shares held in one person's 401(k) Savings Plan.

          As indicated above, Mr. Kerkorian beneficially owns over 50% of the currently outstanding shares of Common Stock. Mr. Kerkorian intends to vote his shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Mr. Kerkorian's shares represent more than 50% of the shares to be voted at the meeting, Mr. Kerkorian will be able to elect the entire Board of Directors. Mr. Kerkorian also intends to vote his shares in favor of Proposals 2, 3, 4, and 5, and Mr. Kerkorian's vote will be sufficient to cause adoption of Proposals 2, 3, 4 and 5.

                             ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

INFORMATION CONCERNING THE NOMINEES

          One of the purposes of the meeting is to elect 11 Directors, each of whom will serve until the next annual meeting of stockholders or until his or her respective successor shall have been elected and qualified or until his or her earlier resignation or removal.

          The table set forth below names each nominee for Director and gives information concerning his principal occupation for at least the past five years, beneficial ownership of Company Common Stock, age as of March 13, 1997 and certain other matters. In the event any of said nominees should be unavailable to serve as Director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

                                                                         FIRST         SHARES OF COMMON STOCK
                                PRINCIPAL OCCUPATION AND OTHER          BECAME A            BENEFICIALLY
    NAME (AGE)                          DIRECTORSHIPS                   DIRECTOR              OWNED(1)
---------------------           ----------------------------------   --------------    -----------------------
James D. Aljian (64)            Executive of Tracinda since               1988                10,400(2)
                                October 1987.  Director of
                                Chrysler Corporation ("Chrysler")
                                since February 1996.

Fred Benninger (80)             Vice Chairman of the Board of the         1986                30,000(2)(3)
                                Company since April 1995.
                                Chairman of the Board of the
                                Company from August 1987 to April
                                1995.  President of the Company
                                from August 1987 to March 1990,
                                and Chief Executive Officer of
                                the Company from August 1987 to
                                January 1991.

                                                                         FIRST         SHARES OF COMMON STOCK
                                PRINCIPAL OCCUPATION AND OTHER          BECAME A            BENEFICIALLY
    NAME (AGE)                          DIRECTORSHIPS                   DIRECTOR              OWNED(1)
---------------------           ----------------------------------   --------------    -----------------------
Terry Christensen (56)          Partner, Christensen, Miller,             1987                 2,000(2)
                                Fink, Jacobs, Glaser, Weil &
                                Shapiro, LLP, attorneys, Los
                                Angeles, California, since May
                                1988.   Director of GIANT GROUP,
                                LTD., Rally's Hamburgers, Inc.
                                and Checkers Drive-In
                                Restaurants, Inc.

Glenn A. Cramer (75)            Director of Transamerica                  1992                 5,033(2)
                                Corporation from 1968 to April
                                1994, and Chairman of the
                                Executive Committee of
                                Transamerica Airlines from 1983
                                to April 1994.

Willie D. Davis (62)            President and Director of All-Pro         1989                   500(2)
                                Broadcasting, Inc., an AM and FM
                                radio broadcasting company.
                                Director of Sara Lee Corporation,
                                K-Mart Corporation, Johnson
                                Controls, Inc., Alliance Bank,
                                WICOR, Dow Chemical Company,
                                Rally's Hamburgers, Inc. and LA
                                Gear, Inc.

Alexander M. Haig, Jr. (72)     Chairman of Worldwide Associates,         1990                   200(2)
                                Inc., an international business
                                advisory firm.  Director of
                                America Online, Inc. and
                                Interneuron Pharmaceuticals, Inc.
                                Consultant to the Company since
                                May 1990.

Kirk Kerkorian (79)             Chief Executive Officer,                  1987            35,621,265(4)
                                President and sole director and
                                stockholder of Tracinda.

J. Terrence Lanni (54)          Chairman of the Company since             1995               240,000(2)(3)
                                July 1995.  Chairman of the
                                Executive Committee and Chief
                                Executive Officer of the Company
                                since June 1995.  President of
                                the Company from June 1995 to
                                July 1995.  President and Chief
                                Operating Officer of Caesars
                                World, Inc. from April 1981 to
                                February 1995.  Director of Santa
                                Anita Realty, Inc. and Santa
                                Anita Operating Company.

                                                                         FIRST         SHARES OF COMMON STOCK
                                PRINCIPAL OCCUPATION AND OTHER          BECAME A            BENEFICIALLY
    NAME (AGE)                          DIRECTORSHIPS                   DIRECTOR              OWNED(1)
---------------------           ----------------------------------   --------------    -----------------------
Walter M. Sharp (80)            President of Walter M. Sharp              1986                29,482(2)
                                Company (financial consultants) and
                                a consultant to Tracinda.

Alex Yemenidjian (41)           President of the Company since            1989               255,000(2)(3)
                                July 1995.  Chief Operating
                                Officer of the Company since June
                                1995. Executive Vice President of
                                the Company from June 1992 to July
                                1995, and Chief Financial Officer
                                of the Company since May 1994.
                                Chairman of the Executive Committee
                                of the Company from January 1991
                                to June 1992. President and
                                Chief Operating Officer of the
                                Company from March 1990 to January
                                1991. Executive of Tracinda from
                                January 1990 to January 1997.

Jerome B. York (58)             Vice Chairman of Tracinda since           1995                 5,000(2)
                                September 1995. Senior Vice President
                                and Chief Financial Officer of IBM
                                Corporation from May 1993 to September
                                1995, and Director of IBM Corporation
                                from January 1995 to September 1995.
                                Executive Vice President Finance and
                                Chief Financial Officer of Chrysler
                                from May 1990 to May 1993. Director of
                                Chrysler from April 1992 to May 1993.

--------------
(1) Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2) The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3) Included in these amounts are 20,000 shares, 200,000 shares and 215,000 shares subject to stock options exercisable on or prior to May 12, 1997 held by Mr. Benninger, Mr. Lanni and Mr. Yemenidjian, respectively.

(4)  Of this amount, 31,726,859 shares are owned by Tracinda.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's directors and executive officers that no other reports were required, the Company notes that Alexander M. Haig, Jr. filed one report late with respect to one transaction.

                             INFORMATION REGARDING
                              BOARD AND COMMITTEES

          CERTAIN COMMITTEES: FUNCTIONS, MEMBERSHIPS AND MEETINGS. The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members. There is no nominating committee or committee performing a similar function.

          The Executive Committee - During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. This Committee's current members are J. Terrence Lanni (Chairman), Fred Benninger, Kirk Kerkorian, Walter M. Sharp, Alex Yemenidjian and Jerome B. York. The Executive Committee held twenty meetings during fiscal 1996 and acted by written consent five times.

          The Audit Committee - The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Walter M. Sharp (Chairman), James
D. Aljian, Willie D. Davis, Glenn A. Cramer and Jerome B. York. The Audit Committee held four meetings during fiscal 1996.

          The Compensation and Stock Option Committee - The functions of the Compensation and Stock Option Committee are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and
(3) is administered in a fair and equitable fashion in the stockholders' interests. The Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, and administers and approves granting of Company stock options. The Committee's authority and oversight extends to total compensation, including base salaries, stock options, and other forms of compensation. The Compensation and Stock Option Committee is comprised exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Committee are James D. Aljian (Chairman), Walter M. Sharp and Jerome B. York. The Committee held sixteen meetings during fiscal 1996.

          BOARD MEETINGS. The Board of Directors held three meetings during 1996. The work of the Company's Directors is performed not only at meetings of the Board of Directors and its committees, but also in consideration of the Company's matters and documents and in numerous communications among Board members and others wholly apart from meetings. During 1996, all Directors attended at least 95% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

          FEES FOR BOARD AND COMMITTEE SERVICE. Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each Director who is not a full-time employee of the Company is paid $26,000 per annum, plus $750 per meeting of each Executive Committee meeting attended, if such Director is a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee receives $1,500 for each meeting attended (subject to a $6,000 maximum), and each member of the Compensation and Stock Option Committee receives $750 per quarter. Directors are also reimbursed expenses for attendance at Board and Committee meetings.

          During 1994, 1995, and 1996, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

                             EXECUTIVE COMPENSATION

          The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995, and 1994, of those persons who were, at December 31, 1996, (1) the Chief Executive Officer and (2) the other most highly compensated Executive Officers of the Company who have received in excess of $100,000 (the "Named Executives") . Also included is Kenneth R. Rosevear who relinquished his position as Senior Vice President - Development on October 1, 1996 in favor of the position of President and Chief Operating Officer of MGM Grand Development, Inc., a wholly-owned subsidiary of the Company, and T. Patrick Smith who relinquished his position of Vice President-Real Estate on September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term
                                                                                          Compensation
                                                                                          -------------
                                                      Annual Compensation                    Awards
                                        ----------------------------------------------    -------------
                                                                                              Shares
   Name and Principal                                                       Other           Underlying     All Other (B)
       Position               Year         Salary            Bonus         Annual           Option(A)       Compensation
------------------------    --------    -------------    -------------   -------------    -------------    -------------
J. Terrence Lanni             1996        $1,000,000       $500,000(C)      $     -                -           $   -
  Chairman and Chief          1995           583,333(D)         -                 -          1,000,000          85,000
  Executive Officer           1994               -              -                 -                -               -

Alex Yemenidjian              1996           750,000        423,750(C)            -                -               -
  President, Chief            1995           410,416(D)         -                 -            400,000             -
  Operating Officer,          1994           275,000        100,000               -                -               -
  and Chief Financial
  Officer

Fred Benninger                1996           110,000         97,500(C)            -                -               -
  Vice-Chairman of            1995           401,666            -                 -                -               -
  the Board                   1994           610,000        165,000               -                -               -

Scott Langsner                1996           183,333(F)      50,000(C)            -              7,500             -
  Secretary/Treasurer         1995           160,000         25,000(E)            -                -               -
                              1994           149,583         25,000               -             15,000           9,990

Edward J. Jenkins             1996           140,000         30,000(C)            _                -               -
  Vice President              1995            32,105            -                 -             25,000             -
                              1994               -              -                 -                -               -

--------------
Kenneth Rosevear              1996           277,500(F)     300,000(C)            -             15,000             -
  Senior Vice                 1995            33,750            -                 -             50,000             -
  President -                 1994               -              -                 -                -               -
  Development

T. Patrick Smith              1996           196,999            -                 -                -               -
  Vice President -            1995            72,916            -                 -             50,000           4,536
  Real Estate                 1994               -              -                 -                -               -

--------------
(A) During the years indicated, the only long-term compensation was pursuant to the Company Non-qualified Stock Option Plan. No grants have been made under the Company Incentive Stock Option Plan.

(B) The amounts in this column represent a moving allowance and reimbursement of moving costs incurred by employees related to relocation to the Company offices in Las Vegas, Nevada.

(C)  In February 1997, certain of the Named Executives received bonuses based on
     (1) the financial performance of the Company for 1996 and (2) the Named Executives' Individual performance (see "Compensation Committee Report on Executive Compensation") as follows: Mr. Lanni - $500,000; Mr. Yemenidjian
     - $375,000; Mr. Langsner - $50,000; Mr. Jenkins - $30,000; and Mr. Rosevear
     - $300,000. Additionally, Mr. Yemenidjian and Mr. Benninger received $48,750 and

     $97,500, respectively, pursuant to long-term incentive agreements as detailed herein. See "Long Term Incentive Agreements."

(D) Pursuant to the terms of their respective employment, Mr. Lanni's annual salary was $1,000,000 and Mr. Yemenidjian's annual salary was $750,000. The amounts shown cover a period of less than one year.

(E) Represents payment from the MGM Grand-Bally's Monorail Limited Liability Company, of which the Company is a 50% owner.

(F) Mr. Langsner's annual salary was $180,000; the excess shown here represents a retroactive salary adjustment. Mr. Rosevear's annual salary was $300,000; the amount shown covers a period of less than one year.



          The table below sets forth certain information regarding options granted during 1996 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Number of Securities
                                    Underlying Options Granted
                    -----------------------------------------------------------
                                  Percent of Total                                Potential Realizable Value at
                                      Options                                        Assumed Annual Rates of
                                    Granted to         Exercise                    Stock Price Appreciation for
                                     Employees          Price                             Option Term(B)
                     Options         in Fiscal           Per        Expiration    -------------------------------
      Name          Granted (A)         Year            Share          Date             5%               10%
-----------------   -----------   ----------------   -----------   ------------   --------------   --------------
Scott Langsner           7,500          1.03 %          $41.00        7/8/06          $193,350        $490,050

Kenneth Rosevear        15,000          2.05 %          $41.00        7/8/06           386,700         980,100

--------------
(A) The options were granted on July 8, 1996. All options have a ten-year term, with 20% of the options becoming exercisable on each of the first through the fourth anniversary dates, and with full vesting occurring on the fifth anniversary date.

(B) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

          The following table sets forth option exercises and year end value tables for the Named Executives.

  AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL YEAR END OPTION VALUES

                                                    Number of Shares Underlying       Value of Unexercised In-the-
                                                    Unexercised Options at            Money Options at
                                                    December 31, 1996                 December 31, 1996(A)
                                                    -----------------------------     -----------------------------
                        Shares
                      Acquired on     Value
     Name             Exercise(#)    Realized       Exercisable     Unexercisable     Exercisable     Unexercisable
-----------------     -----------    --------       -----------     -------------     -----------     -------------
J. Terrence Lanni          -          $   -               -           1,000,000        $      -         $8,875,000
Alex  Yemenidjian          -              -            80,000           470,000         1,853,750        4,933,750
Fred  Benninger            -              -            10,000            40,000            88,750          355,000
Scott Langsner             -              -            29,000            28,500           650,375          247,125
Edward J. Jenkins          -              -               -              25,000               -            271,875
Kenneth Rosevear           -              -               -              65,000               -            543,750
T. Patrick Smith           -              -               -                 -                 -                -

--------------
(A) Based upon the market value of the underlying securities at December 31, 1996 of $34.875, minus the exercise price of "in-the-money" options.

                         LONG TERM INCENTIVE AGREEMENTS

          As part of its overall compensation packages for certain of its senior executives, in February 1993, the Company entered into long term incentive agreements, on a case by case basis, with Messrs. Benninger and Yemenidjian and two senior executives who are no longer employed by the Company. Such agreements are keyed to demonstrable enhancements to stockholder values, i.e., market price of the Company's Common Stock. Because such agreements were entered into in connection with prior services to the Company, the Company does not intend to take such agreements into account when it determines such executives' salary, performance bonuses and grants of stock options.

          The Company has agreed to pay to Messrs. Benninger and Yemenidjian, on each of February 1, 1996, 1997, 1998, cash amounts equal to 10,000 and 5,000, respectively, and on February 1, 1999, cash amounts equal to 20,000 and 10,000, respectively, multiplied by the excess, if any (the "Spread"), between the closing price of the Company's Common Stock on the New York Stock Exchange (the "NYSE") (or if the Common Stock is not then traded on the NYSE, the principal stock exchange or securities market on which the Common Stock is then traded) on such date (the "Measuring Price") and $16.50, provided that for purposes of such determination, the Spread shall not exceed $9.75. As of the date of such agreements, the Measuring Price was approximately $9.75 below the market price of the Company's Common Stock. Such amounts, if any, would be paid only if the executive were employed by the Company on the applicable date, subject to proration in the event such employment terminated after February 1, 1996. Messrs. Benninger and Yemenidjian were paid $97,500 and $48,750, respectively, in February 1996 and February 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

          The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. During 1996, the Committee was comprised of the three independent directors whose names appear at the end of this report. These policies may be summarized as follows:

          1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

          2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

          3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

          The Company's executives are compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), and grants of stock options under the Company's Non-qualified Stock Option Plan and Incentive Stock Option Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by companies included in the Dow Jones Entertainment and Leisure-Casinos Industry Group (the "Casinos Group"). Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case by case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 1996. Stock option grants are considered by the Committee from time to time.

          The Committee believes that the return earned by the Company's stockholders should be an important factor in determining compensation of the Company's executives. In considering bonuses for the Company's executives for 1996, the Committee considered, in order of importance, the following: the financial performance of the Company for 1996, including profitability, return on equity and cash flow; the executives' levels of responsibility and performance, based upon evaluations and recommendations of the Chairman of the Board and Chief Executive Officer as to proposed bonuses for executives other than himself; and the other components of their compensation attributable to
1996.   Based upon the foregoing compensation factors applied to the results of the 1996 year, the Committee determined to grant bonuses to the Named Executives in February 1997 as follows: Mr. Lanni - $500,000, Mr. Yemenidjian - $375,000, Mr. Langsner - $50,000, and Mr. Jenkins - $30,000.

          Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee's current policy is to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute whenever, in the judgment of the Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable. For information concerning the adoption by the Committee and the Board of Directors of a performance based bonus plan which is being submitted to stockholders for approval at the meeting and which is intended to make the bonuses awarded pursuant thereto fully deductible under Section 162(m), see "Approval of the Annual Performance Based Incentive Plan for Executives."

          The Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Committee strongly believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the shareholders as a whole and encourages them to manage the Company for the long term. The Committee determines whether to grant stock options, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock options previously granted. In 1996, the Committee granted the Named Executives options to purchase shares of Common Stock in the following amounts: Scott Langsner, 7,500 shares; and Kenneth Rosevear, 15,000 shares. The Committee determined that the other Named Executives had adequate stock incentives at this time. The Committee anticipates that it will grant additional options to the Company's senior executive officers in the future.

          The Committee intends to review the compensation arrangements of its senior executives from time to time and make adjustments where appropriate. The Committee believes that the Company's annual executive compensation levels are below the median of the compensation levels at the companies included in the Casinos Group.

COMPENSATION AWARDED TO THE CHIEF EXECUTIVE OFFICER

          J. Terrence Lanni became President and Chief Executive Officer of the Company effective June 1, 1995, and was named Chairman of the Board and Chief Executive Officer on July 13, 1995. Mr. Lanni is eligible to participate in the same executive compensation plans available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Lanni's salary is $1,000,000 per year. In considering whether to pay Mr. Lanni a bonus for 1996, the Committee considered, in order of importance, the following: the financial performance of the Company for 1996, including profitability, return on equity and cash flow; the level of responsibility and performance of the Chief Executive Officer; and the other components of his compensation attributable to 1996. Based upon the foregoing factors applied to the results of 1996 and upon the compensation policies described above, the Committee determined to grant Mr. Lanni a bonus of $500,000 for 1996.


                                              /s/    James D. Aljian
                                     -------------------------------------------
                                                     James D. Aljian




                                              /s/   Walter M. Sharp
                                     -------------------------------------------
                                                    Walter M. Sharp



                                              /s/   Jerome B. York
                                     -------------------------------------------
                                                    Jerome B. York

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Casinos Group for the five year period commencing January 1, 1992 and ended December 31, 1996.

          The Company does not believe that comparison to any of the Dow Jones indices or any other company for periods prior to December 1993 is meaningful, since the Company, through its wholly owned subsidiary, MGM Grand Hotel, Inc., did not commence operations until completion of construction of MGM Grand Las Vegas, a hotel/casino and entertainment complex located in Las Vegas, Nevada, which opened on December 18, 1993. However, the Company believes that the selected indices provide meaningful comparison for subsequent periods.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG THE COMPANY, DOW JONES EQUITY MARKET INDEX,
                        AND THE DOW JONES CASINOS GROUP

                       [PERFORMANCE GRAPH APPEARS HERE]

                                               DOW JONES        DOW JONES
Measurement Period                             EQUITY MARKET    CASINOS
(Fiscal Year Covered)        MGM GRAND, INC.   INDEX            GROUP
---------------------        ---------------   -------------    ----------
Measurement Pt-12/31/1991    $100.00           $100.00          $100.00
FYE 12/31/1992               $168.00           $109.00          $154.00
FYE 12/31/1993               $344.00           $119.00          $236.00
FYE 12/31/1994               $212.00           $120.00          $181.00
FYE 12/31/1995               $202.00           $166.00          $240.00
FYE 12/31/1996               $307.00           $206.00          $262.00

--------------
* Assumes $100 invested on December 31, 1991 in each of Company stock, the Dow Jones Equity Market Index, and the Dow Jones Industry Index.

                                 BENEFIT PLANS

          MGM Grand Hotel, Inc., a wholly-owned subsidiary of the Company, separately adopted a Section 401(k) employee savings plan (the "Hotel Savings Plan") for employees not a part of a collective bargaining unit. The Hotel Savings Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings as a retirement fund. All deferred amounts vest immediately and are invested in either an equity, balanced income, money market, short-term bond fund, or foreign equity fund as directed by the participant. MGM Grand Hotel, Inc. will make matching contributions of 25% up to an annual limit of 1% of a participant's salary (based upon a maximum annual salary of $150,000) and annual bonus contributions up to a maximum of $500 based on years of participant employment. The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death. A participant may also make a request for withdrawal of the vested account balance under the Hotel Savings Plan based on financial hardship. A participant is entitled to borrow up to 50% of the vested portion of his account, but no more than $50,000. The Company's employees are also eligible to participate under the Hotel Savings Plan.

          Effective November 1994, the Company and MGM Grand Hotel, Inc. adopted a Non-qualified Deferred Retirement Plan for Certain Key Employees not a part of a collective bargaining unit. The Non-Qualified Deferred Retirement Plan allows participants to defer, on a pretax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. These deferrals are in addition to those allowed under the Hotel Savings Plan. All deferred amounts vest immediately. There are no employer matching contributions made under this plan. The full amount vested in a participant's account will be distributed following termination of employment, normal retirement or in the event of disability or death.

          Effective with the September 1995 acquisition of the Diamond Beach Hotel and Casino ("MGM Grand Australia") by MGM Grand Australia Pty., Ltd., an Australian employee retirement fund was acquired. The plan is subject to the Superannuation Industry (Supervision) Act of 1993 imposing a legal obligation on MGM Grand Australia to contribute to all employee superannuation funds. MGM Grand Australia maintains two categories for the plan, depending on employment status: category (A) for executive employees and category (B) for staff. Death and Disablement benefits are provided for all members, however, category (A) members receive increased coverages under both benefits. The Company contributes 6% of salary to satisfy the Superannuation Guarantee Legislation, and allows participants to defer, on a pretax basis, a portion of their salary (minimum 3%) and accumulate tax deferred earnings as a retirement fund. The full amount vested in members' retirement accounts is payable to the member following termination of employment, under certain circumstances or normal retirement.

          On March 26, 1996, the Compensation and Stock Option Committee of the Board of Directors determined to adjust the vesting provision of the Company's Non-Qualified Stock Option Plan and Incentive Stock Option Plan to provide for the vesting of future stock option grants under the plans at 20% on each of the first four anniversary dates of the grant, with full vesting on the fifth anniversary date of the grant. The Compensation and Stock Option Committee also determined that pro-rata vesting at times other than successive anniversary dates of the date of grant are no longer applicable. Stock option holders with grants dated prior to March 26, 1996 were given the opportunity to accept or decline the new vesting provisions with regard to their existing grants, and if they accepted and conformed to the new standard vesting schedule, a new grant date of April 1, 1996 was adopted solely for purposes of determining vesting.

          On May 7, 1996, the Company made a commitment to grant 15 shares of Company Common Stock to each of its employees in exchange for continued active employment through the one year anniversary date of the commitment. As a result of the stock grant commitment, deferred compensation in the amount of $4,982,000 was recognized based upon 8,279 employees and a market price of $40.125 per share on the date of commitment. The deferred compensation is included in stockholders' equity, and is amortized (after adjustment for employee attrition) monthly over the one-year commitment period. As of December 31, 1996, approximately $2,819,000 has been amortized and reflected as an increase to stockholders' equity.

          Effective November, 1996, the Company and MGM Grand Hotel, Inc. adopted an Employee Stock Purchase Plan. The Plan provides eligible employees the opportunity to purchase shares of the Company's Common Stock via payroll deductions. The price for each share of Common Stock is the weighted average price paid for all shares purchased by the Plan Administrator on behalf of the participating employees on the last trading day of each month. The Company and MGM Grand Hotel, Inc. pay the administrative costs of the plan. The plan may be amended or terminated at any time by the Company's Board of Directors or by a committee designated by the Board of Directors.

          The Company's Board of Directors may adopt other benefit plans, including an employee retirement plan. The terms and benefit levels of any such plans have not yet been determined. In addition, the Company's Board of Directors may adopt a profit-sharing plan which will provide for a percentage of the Company's annual pre-tax operating profits to be available for distribution on a discretionary basis.

                              CERTAIN TRANSACTIONS

          J. Terrence Lanni, Chairman and Chief Executive Officer of the Company, has an employment agreement with the Company pursuant to which he receives an annual salary of $1,000,000 and which is terminable by either party on 30 days notice. If the agreement is terminated without cause (as defined) by the Company during the first five years of its term, Mr. Lanni is entitled to continue to receive his monthly salary, less any income or benefits received as a result of Mr. Lanni's employment elsewhere, for a period of 6 to 18 months depending on when the termination occurred. "Cause" is defined as: (i) misconduct or negligence in the performance of Mr. Lanni's material duties or the refusal to perform such duties; (ii) any breach of Mr. Lanni's representations, warranties or covenants; (iii) failure by Mr. Lanni to promptly obtain or retain any permits, licenses or approvals required by state or local authorities; (iv) Mr. Lanni's death or disability for a period of six consecutive months; (v) indictment or conviction of Mr. Lanni for a crime, other than traffic violations or similar misdemeanors; or (vi) the Board of Directors, after reasonable inquiry, concludes that Mr. Lanni has engaged in conduct materially adverse to the Company. Pursuant to the agreement, Mr. Lanni was granted options to purchase 1,000,000 shares of Common Stock, which vest 20% on April 1, 1997; April 1, 1998; April 1, 1999; April 1, 2000; and April 1, 2001.
If there is a change in control of the Company as the result of stockholders disposing of their shares in a sale, exchange or merger (a "Change in Control"), as distinguished from a change in control resulting from the issuance of treasury shares or from any other transaction, all unvested stock options become fully vested.

          Alex Yemenidjian, President, Chief Operating Officer and Chief Financial Officer of the Company, has an employment agreement with the Company, pursuant to which he receives an annual salary of $750,000 and which is terminable by either party on 30 days notice. Pursuant to the arrangement, Mr. Yemenidjian was granted options to purchase 125,000, 25,000 and 400,000 shares of Common Stock. The granted options totaling 125,000 and 25,000 shares vest 20% in each of the third, fourth and fifth years, and 40% in the sixth year from the date of the grants, while the 400,000 share grant vests 20% on April 1, 1997; April 1, 1998; April 1, 1999; April 1, 2000; and April 1, 2001. If there is a Change in Control of the Company, all unvested stock options become fully vested.

          Edward J. Jenkins, Vice President of the Company, and Kenneth R. Rosevear, President and Chief Operating Officer of MGM Grand Development, Inc. each has an employment agreement, pursuant to which he receives an annual salary of $140,000 and $270,000, respectively, and which is terminable by either party upon 30 days notice. If there is a Change in Control of the Company, all unvested stock options held by Mr. Jenkins and Mr. Rosevear become fully vested. In addition, Mr. Rosevear's agreement provides that he will receive 20% of the net profits, after all expenses, from any operational venture in South Africa commenced after October 10, 1995 by the Company, subject to certain limitations.

          Christensen, Miller, Fink, Jacobs, Glaser, Weil, & Shapiro, LLP, a law firm of which Terry Christensen, a Director, is a partner (see "Election of Directors"), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements.

          During 1994, 1995, and 1996, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees at the rate of $50,000 per annum.

          During 1996, the Company contributed $22,500,000 to New York-New York Hotel & Casino, LLC ("NYNY"), its 50% joint venture with Primadonna Resorts, Inc., as its share of capital contribution to the hotel/casino construction project.

          For the twelve months ended December 31, 1996, the Company and its subsidiaries rented aircraft from Tracinda for various business purposes. The aggregate amount of rental payments were $990,000, and the rent payments were at rates which management believes are generally below those offered by third parties. The Company and Tracinda have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

          The Company, through its wholly owned subsidiary MGM Grand Hotel, Inc., has entered into an agreement with NYNY to lease space in the New York-New York Hotel & Casino to operate a race book and sports pool. The terms of the lease are for ten years from the commencement date of January 3, 1997, with an option for an additional term of ten years. MGM Grand Hotel, Inc. is obligated to pay to NYNY a minimum annual rent of $200,000 versus a percentage rent based upon gross revenue, as defined by the Nevada Gaming Authorities. The percentage rent is based on a graduated scale of gross revenue at percentages ranging from 12% to 15%. During 1996, no amounts were paid under this agreement. New York-New York Hotel & Casino commenced operations on January 3, 1997. Additionally, MGM Grand Hotel, Inc. leased office facilities to NYNY during 1996, for which it received rental payments of approximately $56,000, and provided various other hotel goods and services for which NYNY paid approximately $85,000. On September 4, 1996, the Company also entered into an agreement with NYNY to provide exclusive floral services through its wholly owned subsidiary MGM Grand Merchandising, Inc., at rates generally comparable to those offered by third parties. No payments were made by NYNY and no services were rendered under the floral service contract during 1996. MGM Grand Hotel, Inc. entered into an agreement with NYNY effective December 14, 1996, whereby it agreed to provide certain of its employees to perform services at NYNY. In exchange, NYNY agreed to reimburse MGM Grand Hotel, Inc. for all payroll and related costs arising from such services, which, during 1996, were immaterial in amount.

          In conjunction with the Company's 50% interest in the MGM Grand-Bally's Monorail Limited Liability Company, the Company, through its wholly-owned subsidiary MGM Grand Hotel, Inc., contributed approximately $1,230,000 to the joint venture as part of its operating contribution during 1996. Also during 1996, the Company made capital contributions of approximately $88,000 to the MGM Grand - Bally's Monorail Limited Liability Company.

          Pursuant to an agreement dated December 23, 1996 between MGM Grand Hotel, Inc. and MGM/UA Home Entertainment, Inc. ("MGM/UA"), a wholly owned subsidiary of Metro-Goldwyn-Mayer Inc., a California based motion picture studio in which Tracinda has a 72% ownership interest, MGM Grand Hotel, Inc. can utilize key art and still photographs from certain Metro-Goldwyn-Mayer Inc. and United Artists Corporation motion pictures for the period commencing on December 27, 1996 and ending on July 1, 1997. In exchange, MGM Grand Hotel, Inc. agreed to promote MGM/UA motion picture video cassettes for availability in one or more retail venues. During December 1996, MGM Grand Hotel, Inc. purchased video cassettes in amounts that are not material.

          Pursuant to a License Agreement between the Company, Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Film Co. dated February 29, 1980, the Company has exclusive rights in perpetuity to use certain trademarks, trade names and logos in and in connection with the Company's hotel and gaming operations.

                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

                                 PROPOSAL NO. 2

DESCRIPTION OF THE AMENDMENT

          Subject to the approval of the stockholders, the Board of Directors has approved, and declared advisable, the amendment of the Company's Certificate of Incorporation to comply with the requirements of the New Jersey Casino Control Act, in preparation for anticipated future gaming activities in the State of New Jersey. The New Jersey Casino Control Act requires a publicly traded holding company or a casino licensee to have certain language in its certificate of incorporation. Essentially, the certificate of incorporation must contain language to the effect that securities of such a corporation are held subject to the condition that if a holder is found to be disqualified by the New Jersey Casino Control Commission, such holder shall dispose of its interest in the corporation, as reflected in new Article 12 set forth below. In addition, the Board of Directors has approved new Article 13 set forth below, as permitted by the Delaware General Corporation Law.

TEXT OF THE AMENDMENT

          The proposed amendment to the Company's Certificate of Incorporation adds a new Article 12 and Article 13 as follows:

          "12 (A). Except as is otherwise expressly provided in instruments containing the terms of the Corporation's securities, which instruments have been approved by the New Jersey Casino Control Commission (hereinafter "Commission"), if and when the Corporation shall become, and so long as the Corporation shall remain, a publicly traded holding company as defined in the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (hereinafter
                                        ---------        -------
     "Act"), in accordance with Section 82d(7) and (9) of the Act, all securities of the Corporation shall be held subject to the condition that if a holder thereof is disqualified by the Commission pursuant to the Act ("Disqualified Holder"), such Disqualified Holder shall dispose of his interest in the Corporation's securities within 120 days or such other time period required by the Commission following the Corporation's receipt of notice (the "Notice Date") of such Disqualified Holder. Promptly following the Notice Date, the Corporation shall personally deliver a copy of such written notice to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means of delivering a copy of such written notice to the Disqualified Holder. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights under Article 12. Failure of the Corporation to exercise its rights under this Article 12 shall not preclude the Corporation from exercising its rights under
     Article 13.

            (B). A Disqualified Holder shall reimburse the Corporation for all expenses incurred by the Corporation in performing its obligations and exercising its right under this Article 12 or Article 13.

          13. So long as the Corporation holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications, any and all shares of the Corporation's stock shall be subject to redemption by the Corporation, at its sole option and in its sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it.

          Any shares of the Corporation's stock redeemable pursuant to this
     Article 13, may be called for redemption immediately for cash, property or rights, including securities of the Corporation or another corporation, on not less than five (5) days notice to the holder(s) thereof at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Corporation's Board of Directors."

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION



                        APPROVAL OF THE MGM GRAND, INC.
                            ANNUAL PERFORMANCE BASED
                     INCENTIVE PLAN FOR EXECUTIVE OFFICERS

                                 PROPOSAL NO. 3

          The proposed MGM Grand, Inc. Annual Performance Based Incentive Plan for Executive Officers (the "Performance Plan"), is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The Performance Plan is intended to provide an incentive for profitable growth and to motivate participating executive officers toward even higher achievement and operating results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers. The Chief Executive Officer and other executive officers of the Company who are among the four most highly compensated are eligible to participate in the Performance Plan. The Performance Plan will be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors. The Committee will approve the specific executive officers who will participate in the Performance Plan in a given year prior to, or at the time of, the establishment of the performance objectives for such year.

          The Performance Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the tax deductibility by the Company of compensation paid to certain executive officers to $1,000,000. Compensation paid pursuant to a plan approved by the stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible. The Committee has approved the Performance Plan for submission to the stockholders in order to maintain the full deductibility of compensation paid to covered executive officers.

          Within 90 days of the beginning of each calendar year, the Committee will approve performance goals including specific performance objectives and establish computation formulae or methods for determining each participant's bonus for that year. The objectives include any one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of compensation under the Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or negotiating transactions and sales or developing long-term business goals.

          At or after the end of each calendar year, the Committee is required by the terms of the Performance Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such year. When establishing performance goals and approving the achievement of such goals, the Committee, in its sole discretion, may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The actual bonus award for any participant for such year shall then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any plan year exceed the lesser of 100% of the participant's annual base salary as in effect at the end of the plan year or $1,000,000. The Committee has no discretion to increase the amount of any participant's bonus as so determined, but may reduce the amount of, or totally eliminate, such bonus if the Committee determines, in its absolute discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

          Approved bonus awards under the Performance Plan are payable in cash as soon as practicable after the end of each calendar year and after the Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of the calendar year will be prorated or eliminated pursuant to rules established by the Committee in accordance with the Performance Plan. Each participant will recognize ordinary taxable income upon receipt of payments under the Performance Plan.

          Since the Performance Plan requires performance goals to be set and participants to be selected for each year, it is not determinable what benefits, if any, would have been paid to any executive officer if the Performance Plan had been in effect for 1996.

          Amendments can be made to the Performance Plan that can increase the cost of the plan to the Company and can alter the allocation of benefits among participating executive officers. However, no such amendment that is inconsistent with its purpose or with its compliance with applicable law and the requirements of Section 162(m) will be made without stockholder approval.

          The foregoing description of the Performance Plan is qualified in all respects by the actual provisions of such plan which is attached to this Proxy Statement as Appendix I.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE
                        APPROVAL OF THE PERFORMANCE PLAN


                     APPROVAL OF AMENDMENT OF THE COMPANY'S
                         NONQUALIFIED STOCK OPTION PLAN

                                 PROPOSAL NO. 4

DESCRIPTION OF THE AMENDMENT

          The Board of Directors is of the opinion that the Option Plan has helped the Company compete for, motivate and retain high caliber executive, administrative and professional employees, and that it is in the best interests of the Company and its stockholders to amend the Option Plan as proposed. Consistent with the Company's compensation objectives, rewards under the Option Plan are dependent on those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

          Subject to the approval of the stockholders, the Board of Directors, on the recommendation of the Compensation and Stock Option Committee, has amended the Company's Nonqualified Stock Option Plan (the "Option Plan") to: (i) limit to 1,000,000 the aggregate number of options which may be granted to any participant in any calendar year; and (ii) delete the prohibition contained in the Option Plan against granting options to members of the Committee.

          The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split) is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of section 162(m) of the Code. The Board of Directors has determined that the grant of options to purchase Common Stock to directors who are not executive officers of the Company under the Option Plan will benefit the Company by helping to attract and retain qualified persons to serve as directors and by providing an additional incentive to directors to improve the Company's long-term performance as a result of aligning their financial interests with those of the Company and its stockholders.

          In the past, Rule 16b-3 under the Exchange Act provided an exemption from Section 16(b) of the Exchange Act (which deals with insider trading liability) for, inter alia, grants of stock options under plans meeting the
                ----- ----
criteria set forth in Rule 16b-3. One of such criteria was "disinterested administration," i.e., the plan would be administered by a committee of two or more directors who, with limited exceptions, were not granted equity securities or options during their committee tenure or the one-year period prior thereto. Under Rule 16b-3 as amended effective August 1996, such "disinterested administration" is no longer a requirement for an exemption from Section 16(b). Therefore, the Board of Directors believes that the directors who are members of the Committee should also be eligible to participate in the aforesaid program to grant options to non-executive officer directors under the Option Plan and that the Option Plan should be amended to delete the prohibition against granting options to members of the Committee.

          At the Annual Meeting, stockholders will be asked to approve the following resolution. (Deleted material is shown in brackets, and new material is in bold and underlined).

          RESOLVED, that the first paragraph of Section 3 of the Option Plan is hereby amended to read as follows:

          "3. Administration. The Plan shall be administered by the Committee, consisting of at least three members, appointed by and holding office at the
pleasure of the Board.   Members of the Committee shall be members of the Board
[and shall not be eligible to participate in the Plan while serving on the Committee]. No participant in the Option Plan shall be entitled to receive
             --------------------------------------------------------------
options to purchase more than 1,000,000 shares in any calendar year."
-------------------------------------------------------------------



                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                        THE AMENDMENT OF THE OPTION PLAN


DESCRIPTION OF THE OPTION PLAN

          The Option Plan covers up to an aggregate of 5,000,000 shares of Common Stock and has a ten-year duration. The Option Plan is administered by the Compensation and Stock Option Committee, whose members are appointed by the Board of Directors. All employees of the Company and its subsidiaries (other than an employee owning more than 10% of the combined voting power of all classes of stock of the Company and its subsidiaries) are eligible to receive options. As of March 13, 1997, there were approximately 6,600 employees currently eligible to participate in the option plans and approximately 143 employees holding outstanding options under the Option Plan. The exercise price in each instance is 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Compensation and Stock Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. All outstanding options have a ten-year term, and options issued after March 26, 1996 are exercisable in five equal annual installments of 20% commencing on the first anniversary date of grant. Options issued prior to March 26, 1996 also have a ten-year term, and are exercisable in either (i) four annual installments of varying amounts, or (ii) five equal annual installments of 20% commencing on the first anniversary date of grant. Generally, outstanding options terminate three months after termination of the optionee's employment for any reason other than the optionee's death and one year after termination of the optionee's employment due to death. Options are non-transferable by the holder other than by will or laws of descent and distribution.

          In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustment, as determined by the Compensation and Stock Option Committee, will be made in the exercise price and in the number and class of shares subject to the option.

          In the event of sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the option and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

          The Board of Directors may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable; provided that the Board may not (i) increase the number of shares subject to the Option Plan without stockholder approval, (ii) permit the grant of an option with an exercise price that is less than the fair market value of the Common Stock,
(iii) permit the grant of an option with a term beyond that provided in the Option Plan or (iv) make a material change in the class of eligible employees.

          The Company has agreed that certain options granted to Messrs. Lanni and Yemenidjian (i.e., options for 1,000,000 shares for Mr. Lanni and 550,000 shares for Mr. Yemenidjian) will, to the extent not already vested, become fully vested upon a change in control of the Company as a result of a sale or exchange of outstanding Common Stock. The Company has also agreed that options for an aggregate of 300,000 shares of Common Stock held by five other officers of the Company will become fully vested upon a change of control of the Company, and options for an aggregate of 135,000 shares of Common Stock held by four other officers of the Company will become fully vested upon a change of control of the Company but only in the event of termination or diminution of such officer's employment status within the first 12 months following the change in control.

          An optionee granted nonqualified stock options will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon on the holding period. The Company, will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

          The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, and does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

          The following table sets forth certain information with respect to stock options granted pursuant to the Option Plan since January 1, 1996 to (i) the Named Executives, (ii) all current executive officers as a group, (iii) all directors who are not executive officers as a group and (iv) all non-executive officer employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.


                             AMENDED PLAN BENEFITS
                         NONQUALIFIED STOCK OPTION PLAN

NAME & POSITION                  DOLLAR VALUE ($) (1)   NUMBER OF OPTIONS
------------------------------   --------------------   -----------------
Scott Langsner                   $                                  7,500
Secretary/Treasurer

Kennth Rosevear                                                    15,000
Senior Vice President -
Development

All Executive Officers as a
group ( ___ persons)


NAME & POSITION                  DOLLAR VALUE ($) (1)   NUMBER OF OPTIONS
------------------------------   -------------------    -----------------
All Non-Executive Officer                                          35,000
Directors as a group
 (7 persons)

Non-Executive Officer
Employees as a group
(___ persons)

--------------
(1) Based on the difference between the exercise price and the closing price of the Common Stock of $ ________ as reported on the New York Stock Exchange Composite Tape on March 13, 1997.


                             SELECTION OF AUDITORS

                                 PROPOSAL NO. 5

          The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1997. This firm acted as auditors for the Company during the year ended December 31, 1996.

          Representatives of Arthur Andersen LLP will be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THIS
PROPOSAL.

                                 OTHER BUSINESS

          Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

                    NOTICE CONCERNING STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be present at the 1998 Annual Meeting of Stockholders must be received by the Company on or before November 28, 1997 in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors at that meeting.

                               OTHER INFORMATION

          The Company will bear all costs in connection with the management solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

          The Company's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement.

                      By Order of the Board of Directors,

Alex Yemenidjian                                     J. Terrence Lanni
President, Chief Operating Officer                   Chairman
and Chief Financial Officer                          and Chief Executive Officer

                                                                      APPENDIX I

                                MGM GRAND, INC.
                       EXECUTIVE PERFORMANCE BONUS PLAN


                                    PURPOSE
                                    -------

     The MGM Grand, Inc. Executive Performance Bonus Plan (the "Plan") is an annual short-term incentive plan designed to reward executive officers of MGM Grand Inc. (the "Company") for achieving preestablished corporate performance goals. The Plan is intended to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to preserve the Company's tax deduction for bonus compensation paid to executive officers by meeting the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE 1
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

Section 1.1 Participation in the Plan is limited to those executive officers of the Company who are officers among the named executives in the Company's annual proxy statements; specifically, any individual who (a) at any time during the taxable year, served as the chief executive officer of the Company or acted in such capacity, or (b) is among the four highest compensated executive officers of the Company other than the chief executive officer. At or prior to the time performance objectives for a "Performance Period" are established, as defined in
Section 2.2 below, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") will designate in writing which executive officers among those eligible shall participate in the Plan for such Performance Period (the "Participants").


                                   ARTICLE 2
           PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES
           ---------------------------------------------------------

Section 2.1 The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on January 1 and ending on December 31. The performance period with respect to which bonuses shall be calculated and paid under the Plan (the "Performance Period") shall generally be the Plan Year; provided, however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

Section 2.2 Within the first ninety days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and formulae must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent of the total number of days in such Performance Period.

Section 2.3 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of bonus compensation under the Code, performance goals may be based upon a Participant's attainment of personal goals with respect to any of the foregoing performance goals, negotiating transactions and sales, or developing long-term business goals. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established.


                                   ARTICLE 3
                         DETERMINATION OF BONUS AWARDS
                         -----------------------------

Section 3.1 As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant's bonus for such Performance Period based upon the performance goals, objectives, and computation formulae for such performance period established pursuant to Section 2.2 above. The Committee shall have no discretion to increase the amount of any Participant's bonus as so determined, but may reduce or totally eliminate any Participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the Participant's performance or any other factors material to the goals, purposes, and administration of the Plan.

Section 3.2 No Participant's bonus for any Plan Year shall exceed the lesser of 100% of the Participant's base annual salary as in effect as of the first day of such Plan Year or $ 1,000,000.00.

                                   ARTICLE 4
                            PAYMENT OF BONUS AWARDS
                            -----------------------

Section 4.1 Approved bonus awards shall be payable by the Company in cash to each Participant, or to the Participant's estate in the event of the Participant's death, as soon as practicable after the end of each Performance Period and after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved.

Section 4.2 A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period may be prorated or not paid based on rules to be established by the Committee for the administration of the Plan.


                                   ARTICLE 5
                          OTHER TERMS AND CONDITIONS
                          --------------------------

Section 5.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of the Code and regulations promulgated thereunder) of the Plan, including the business criteria described in Section
2.3 above, are approved by the stockholders by a majority of votes cast in a separate vote on the issue in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

Section 5.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

Section 5.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to obligate the Company or any subsidiary to maintain any employee's compensation at any level.

Section 5.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

                                   ARTICLE 6
                                ADMINISTRATION
                                --------------

Section 6.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under the Code. Until changed by the Board, the Compensation and Stock Option Committee of the Board shall constitute the Committee hereunder.

Section 6.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

Section 6.3 Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

Section 6.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

Section 6.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 2.3 or the maximum bonus payable to any Participant as specified in
Section 3.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Participants to constitute qualified performance-based compensation under the Code.

Section 6.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

Section 6.7 The place of administration of the Plan shall be the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

--------------------------------------------------------------------------------

                               PRELIMINARY COPY

                                MGM GRAND, INC.

                   Proxy for Annual Meeting of Stockholders

                                  May 6, 1997

                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and WALTER M. SHARP, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM Grand, Inc. (the "Company") to be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, Nevada on May 6, 1997, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

       The Board of Directors recommends a vote FOR Items 1,2,3,4 and 5.

                (Continued and to be SIGNED on the other side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                MGM GRAND, INC.


                        ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday May 6, 1997
                                   10:00a.m.
                          MGM Grand Hotel and Casino
                          3799 Las Vegas Blvd. South
                               Las Vegas, Nevada

                               ADMISSION TICKET

     This ticket must be presented at the door for entrance to the meeting.

This Proxy will be voted as specified herein; If no specification is made, this Proxy will be voted for Items 1,2,3,4 and 5.

                                                                     Please mark
                                                                   your votes as
                                                                    indicated in
                                                               this example  [X]


                               PRELIMINARY COPY


1. ELECTION OF DIRECTORS

                  FOR all nominees                  WITHHOLD
                   named (except                   AUTHORITY
                  as marked to the              for all nominees
                    contrary)                        named
                      [_]                             [_]

Names of Nominees; James D. Aljian, Fred Benninger, Glenn A. Cramer, Terry Christensen, Willie D. Davis, Alexander M. Haig, Jr., Kirk Kerkorkian, J. Terrence Lanni, Walter M. Sharp, Alex Yemenidjian, Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.

-------------------------------------------------------------------------

2. Approval of an Amendment of the Company's Certificate of Incorporation.

              FOR               AGAINST                  ABSTAIN
              [_]                 [_]                      [_]

3. Approval of the Proposed Annual Performance Based Incentive Plan for Executive Officers.

              FOR               AGAINST                  ABSTAIN
              [_]                 [_]                      [_]

4. Approval of an Amendment to the Company's Nonqualified Stock Option Plan.

              FOR               AGAINST                  ABSTAIN
              [_]                 [_]                      [_]

5. Ratification of the Appointment of Independent Auditors

              FOR               AGAINST                  ABSTAIN
              [_]                 [_]                      [_]


                                      I plan to attend meeting   [_]

                             Dated:                                       , 1997
                                   --------------------------------------


                             ---------------------------------------------------
                             Signature


                             ---------------------------------------------------
                             Signature if held jointly

                             Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                               Admission Ticket

                                Annual Meeting

                                      of

                                MGM GRAND, INC.

                              Tuesday May 6, 1997
                                    10:00 a.m.
                          MGM GRAND HOTEL AND CASINO
                          3799 LAS VEGAS BLVD. SOUTH
                               LAS VEGAS, NEVADA


  ---------------------------------------------------------------------------
                                  Agenda

    1. To elect a Board of Directors.
    2. To consider and act upon an amendment to the Company's Certificate of Incorporation.
    3. To consider and act upon the proposed Annual Performance Based Incentive Plan for Executive Officers.
    4. To consider and act upon an Amendment to the Company's Nonqualified Stock Option Plan.
    5. To consider and act upon the ratification of the selection of independent auditors.
    6. To transact such other business as may properly come before the meeting or any adjournments thereof.

  ---------------------------------------------------------------------------